                      FOREIGN CUSTODY MANAGER AGREEMENT

   AGREEMENT made as of June 15, 2001, between The Bank of New York ("BNY") and each Morgan Stanley Dean Witter Fund having a Custody Agreement with BNY and listed on Exhibit A hereto (each a "Fund").

                             W I T N E S S E T H:

   WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

   WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

   NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

                                  ARTICLE I.
                                 DEFINITIONS

   Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

   1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

   2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

   3. "FOREIGN ASSETS" shall have the meaning provided in the Rule.

   4. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses 1(d) and 1(e) of Article III of this Agreement, which system shall comply with paragraph (c)(3) of the Rule.

   5. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

   6. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

   7. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto, as amended from time to time by BNY, and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                 ARTICLE II.
                       BNY AS A FOREIGN CUSTODY MANAGER

   1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

   2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets would exercise.

   3. BNY shall provide to the Board and to the Fund's investment adviser at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board and the Fund's investment adviser of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                 ARTICLE III.
                               RESPONSIBILITIES

   1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that Foreign Assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for Foreign Assets of the Fund as such specified provisions in their entirety; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining Foreign Assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund and its investment adviser whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule, or that an Eligible Foreign Custodian would no longer treat assets of the Fund it holds with reasonable care based on the standards applicable to custodians in the relevant market. In the event BNY shall have made either determination described in the preceding sentence, BNY shall promptly select another Eligible Foreign Custodian in the Specified Country and shall arrange for transfer of the Fund's assets to that custodian as soon as practicable; it being understood, however, that in the event BNY shall have determined that no other Eligible Foreign Custodian in the Specified Country would afford reasonable care based on the applicable standards in the relevant marketplace, BNY shall promptly so advise the Fund and shall act in accordance with the instructions of the Fund with respect to the disposition of any Fund assets held by that custodian.

   2. For purposes of clause (d) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to
(a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's, but not any selected Eligible Foreign Custodian's, financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                 ARTICLE IV.
                               REPRESENTATIONS

   1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; and (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present.

   2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) BNY is a U.S. Bank as defined in Section
(a)(7) of the Rule; (c) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (d) BNY has established the Monitoring System.

                                  ARTICLE V.
                                CONCERNING BNY

   1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by
Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

   2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

   3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

   4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                 ARTICLE VI.
                                MISCELLANEOUS

   1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall be construed so as to affect the duties and obligations of BNY hereunder or conflict with the terms of this Agreement, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

   2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

   3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if
received by it at                                  or at such other place as
the Fund may from time to time designate in writing.

   4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

   5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the exclusive jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

   6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

   7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

   8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety
(90) days after the date of such notice.

   IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

                                               EACH MORGAN STANLEY DEAN
                                               WITTER FUND LISTED ON EXHIBIT
                                               A HERETO


                                               By: /s/ Barry Fink
                                               -------------------------------
                                                       Barry Fink
                                               Title: Vice President


                                               THE BANK OF NEW YORK


                                               By: /s/ Edward G. McGann
                                               -------------------------------
                                                       Edward G. McGann
                                               Title: Vice President

                                  SCHEDULE 1
                             SPECIFIED COUNTRIES

 COUNTRY/                                                 COUNTRY/
MARKET                       SUBCUSTODIAN(S)              MARKET                          SUBCUSTODIAN(S)
ARGENTINA      Banco Rio de la Plata                      LITHUANIA         Vilniaus Bankas
AUSTRALIA      National Australia Bank Ltd.               LUXEMBOURG        Banque et Caisse d'Epargne de l'Etat
AUSTRIA        Bank Austria AG                            MALAYSIA          HongKong Bank Malaysia Berhad
BAHRAIN        HSBC Bank Middle East                      MALI              Societe Generale de Banques en Cote
                                                                            d'Ivoire
BANGLADESH     Standard Chartered Bank                    MALTA             HSBC Bank Malta p.l.c
BELGIUM        Banque Bruxelles Lambert                   MAURITIUS         HSBC
BENIN          Societe Generale de Banques en Cote        MEXICO            Banco Nacional de Mexico
               d'Ivoire
BERMUDA        Bank of Bermuda Limited                    MOROCCO           Banque Commerciale du Maroc
BOLIVIA        Citibank, N.A.                             NAMIBIA           Stanbic Bank Namibia Limited
BOTSWANA       Barclays Bank of Botswana Ltd.             NETHERLANDS       Fortis Bank (Nederland) N.V.
BRAZIL         BankBoston, N.A.                           NEW ZEALAND       National Australia Bank Ltd. (National
                                                                            Nominees Ltd.)
BULGARIA       ING Bank                                   NIGER             Societe Generale de Banques en Cote
                                                                            d'Ivoire
BURKINA FASO   Societe Generale de Banques en Cote        NIGERIA           Stanbic Merchant Bank Nigeria Limited
               d'Ivoire
CANADA         Royal Bank of Canada                       NORWAY            Den norske Bank ASA
CHILE          BankBoston, N.A.                           OMAN              HSBC Bank Middle East
CHINA          Standard Chartered Bank                    PAKISTAN          Standard Chartered Bank
COLOMBIA       Cititrust Colombia S.A.                    PALESTINIAN       HSBC Bank Middle East
                                                          AUTONOMOUS AREA
COSTA RICA     Banco BCT                                  PANAMA            BankBoston, N.A.
CROATIA        Privredna Banka Zagreb d.d.                PERU              Citibank, N.A.
CYPRUS         Bank of Cyprus                             PHILIPPINES       HSBC
CZECH REPUBLIC Ceskoslovenska Obchodni Banka A.S.         POLAND            Bank Handlowy W Warszawie S.A.
DENMARK        Den Danske Bank                            PORTUGAL          Banco Comercial Portugues
EASDAQ         Banque Bruxelles Lambert                   QATAR             HSBC Bank Middle East
ECUADOR        Citibank, N.A.                             ROMANIA           ING Bank
EGYPT          Citibank, N.A.                             RUSSIA            Vneshtorgbank (Min Fin Bonds only)/
                                                                            Credit Suisse First Boston AO
ESTONIA        Hansabank Limited                          SENEGAL           Societe Generale de Banques en Cote
                                                                            d'Ivoire
EUROMARKET     Clearstream                                SINGAPORE         United Overseas Bank Limited/
                                                                            The Development Bank of Singapore Ltd.
EUROMARKET     Euroclear                                  SLOVAK REPUBLIC   Ceskoslovenska Obchodni Banka, a.s.
FINLAND        Merita Bank plc                            SLOVENIA          Bank Austria Creditanstalt d.d. Ljubljana
FRANCE         BNP Paribas / Credit Agricole Indosuez     SOUTH AFRICA      Societe Generale, Johannesburg /
                                                                            The Standard Bank of South Africa Limited
GERMANY        Dresdner Bank AG                           SOUTH KOREA       Standard Chartered Bank
GHANA          Barclays Bank of Ghana Ltd.                SPAIN             Banco Bilbao Vizcaya Argentaria S.A.
                                                                            (BBVA) / Banco Santander Central Hispano
                                                                            (BSCH)
GREECE         BNP Paribas                                SRI LANKA         Standard Chartered Bank
GUINEA BISSAU  Societe Generale de Banques en Cote        SWAZILAND         Standard Bank Swaziland Limited
               d'Ivoire
HONG KONG      HSBC                                       SWEDEN            Skandinaviska Enskilda Banken
HUNGARY        Citibank Budapest Rt.                      SWITZERLAND       Credit Suisse First Boston
ICELAND        Landsbanki Islands                         TAIWAN            HSBC
INDIA          HSBC / Deutsche Bank AG                    THAILAND          Standard Chartered Bank/
                                                                            Bangkok Bank Public Company Limited
INDONESIA      HSBC                                       TOGO              Societe Generale de Banques en Cote
                                                                            d'Ivoire
IRELAND        Allied Irish Banks, plc                    TRINIDAD & TOBAGO Republic Bank Limited
ISRAEL         Bank Leumi LE -Israel B.M.                 TUNISIA           Banque Internationale Arabe de Tunisie
ITALY          Banca Commerciale Italiana / BNP Paribas   TURKEY            Osmanli Bankasi A.S. (Ottoman Bank)
IVORY COAST    Societe Generale -Abidjan                  UNITED ARAB       HSBC Bank Middle East, Dubai
                                                          EMIRATES
JAMAICA        CIBC Trust & Merchant Bank Jamaica Ltd.    UKRAINE           ING Bank
JAPAN          The Bank of Tokyo-Mitsubishi Limited/      UNITED KINGDOM    The Bank of New York /
               The Fuji Bank, Limited                                       The Depository & Clearing Centre (DCC)
JORDAN         HSBC Bank Middle East                      UNITED STATES     The Bank of New York
KAZAKHSTAN     ABN/AMRO                                   URUGUAY           BankBoston, N.A.
KENYA          Barclays Bank of Kenya Ltd.                VENEZUELA         Citibank, N.A.
LATVIA         Hansabanka Limited                         ZAMBIA            Barclays Bank of Zambia Ltd.
LEBANON        HSBC Bank Middle East                      ZIMBABWE          Barclays Bank of Zimbabwe Ltd.

                                  EXHIBIT A

1.       Active Assets California Tax-Free Trust
2.       Active Asset Government Securities Trust
3.       Active Assets Institutional Money Trust
4.       Active Assets Money Trust
5.       Active Assets Premier Money Trust
6.       Active Assets Tax-Free Trust
7.       Morgan Stanley 21st Century Trend Fund
8.       Morgan Stanley Aggressive Equity Fund
9.       Morgan Stanley All Star Growth Fund
10.      Morgan Stanley American Opportunities Fund
11.      Morgan Stanley Balanced Growth Fund
12.      Morgan Stanley Balanced Income Fund
13.      Morgan Stanley Dean Witter California Insured Municipal Income Trust
14.      Morgan Stanley Dean Witter California Quality Municipal Securities
15.      Morgan Stanley California Tax-Free Daily Income Trust
16.      Morgan Stanley California Tax-Free Income Fund
17.      Morgan Stanley Capital Growth Securities
18.      Morgan Stanley Competitive Edge Fund
19.      Morgan Stanley Convertible Securities Trust
20.      Morgan Stanley Developing Growth Securities Trust
21.      Morgan Stanley Diversified Income Trust
22.      Morgan Stanley Dividend Growth Securities Inc.
23.      Morgan Stanley Equity Fund
24.      Morgan Stanley Federal Securities Trust
25.      Morgan Stanley Financial Services Trust
26.      Morgan Stanley Fund of Funds:
           Domestic Portfolio
           International Portfolio
27.      Morgan Stanley Global Utilities Fund
28.      Morgan Stanley Dean Witter Government Income Trust
29.      Morgan Stanley Growth Fund
30.      Morgan Stanley Hawaii Municipal Trust
31.      Morgan Stanley Health Sciences Trust
32.      Morgan Stanley Dean Witter High Income Advantage Trust
33.      Morgan Stanley Dean Witter High Income Advantage Trust II
34.      Morgan Stanley Dean Witter High Income Advantage Trust III
35.      Morgan Stanley High Yield Securities Inc.
36.      Morgan Stanley Income Builder Fund
37.      Morgan Stanley Income Securities Inc.
38.      Morgan Stanley Dean Witter Insured California Municipal Securities
39.      Morgan Stanley Dean Witter Insured Municipal Bond Trust
40.      Morgan Stanley Dean Witter Insured Municipal Income Trust
41.      Morgan Stanley Dean Witter Insured Municipal Securities
42.      Morgan Stanley Dean Witter Insured Municipal Trust
43.      Morgan Stanley Intermediate Income Securities Inc.
44.      Morgan Stanley KLD Social Index Fund
45.      Morgan Stanley Limited Term Municipal Trust
46.      Morgan Stanley Liquid Asset Fund Inc.
47.      Morgan Stanley Market Leader Trust
48.      Morgan Stanley Mid-Cap Equity Trust
49.      Morgan Stanley Mid-Cap Value Fund
50.      Morgan Stanley Multi-State Municipal Series Trust:
           The Arizona Series
           The Florida Series
           The New Jersey Series
           The Pennsylvania Series
51.      Morgan Stanley Dean Witter Municipal Income Opportunities Trust
52.      Morgan Stanley Dean Witter Municipal Income Opportunities Trust II
53.      Morgan Stanley Dean Witter Municipal Income Opportunities Trust III
54.      Morgan Stanley Dean Witter Municipal Premium Income Trust
55.      Morgan Stanley NASDAQ-100 Index Fund
56.      Morgan Stanley Natural Resource Development Securities Inc.
57.      Morgan Stanley New Discoveries Fund
58.      Morgan Stanley New York Municipal Money Market Trust
59.      Morgan Stanley Dean Witter New York Quality Municipal Securities
60.      Morgan Stanley New York Tax-Free Income Fund
61.      Morgan Stanley Next Generation Trust
62.      Morgan Stanley North American Government Income Trust
63.      Morgan Stanley Prime Income Trust
64.      Morgan Stanley Dean Witter Quality Municipal Income Trust
65.      Morgan Stanley Dean Witter Quality Municipal Investment Trust
66.      Morgan Stanley Dean Witter Quality Municipal Securities
67.      Morgan Stanley Real Estate Fund
68.      Morgan Stanley S&P 500 Index Fund
69.      Morgan Stanley S&P 500 Select Fund
70.      Morgan Stanley Select Dimensions Investment Series:
           The American Opportunities Portfolio
           The Balanced Growth Portfolio
           The Developing Growth Portfolio
           The Diversified Income Portfolio
           The Dividend Growth Portfolio
           The Global Equity Portfolio
           The Growth Portfolio
           The Mid-Cap Equity Portfolio
           The Money Market Portfolio
           The North American Government Portfolio
           The Utilities Portfolio
           The Value-Added Portfolio
71.      Morgan Stanley Select Municipal Reinvestment Fund
72.      Morgan Stanley Short-Term Bond Fund
73.      Morgan Stanley Short-Term U.S. Treasury Trust
74.      Morgan Stanley Small Cap Growth Fund
75.      Morgan Stanley Special Value Fund
76.      Morgan Stanley Strategist Fund
77.      Morgan Stanley Tax-Exempt Securities Trust
78.      Morgan Stanley Tax-Free Daily Income Trust
79.      Morgan Stanley Tax-Managed Growth Fund
80.      Morgan Stanley Technology Fund
81.      Morgan Stanley Total Market Index Fund
82.      Morgan Stanley Total Return Bond Fund
83.      Morgan Stanley Total Return Trust
84.      Morgan Stanley U.S. Government Money Market Trust
85.      Morgan Stanley U.S. Government Securities Trust
86.      Morgan Stanley Utilities Fund
87.      Morgan Stanley Value Fund
88.      Morgan Stanley Value-Added Market Series
89.      Morgan Stanley Variable Investment Series:
           The Aggressive Equity Portfolio
           The Capital Growth Portfolio
           The Competitive Edge Portfolio
           The Dividend Growth Portfolio
           The Equity Portfolio
           The High Yield Portfolio
           The Income Builder Portfolio
           The Money Market Portfolio
           The Quality Income Plus Portfolio
           The S&P 500 Index Portfolio
           The Short-Term Bond Portfolio
           The Strategist Portfolio
           The Utilities Portfolio
90.      TCW/DW Term Trust 2002
91.      TCW/DW Term Trust 2003